AMENDED 1993 LONG-TERM INCENTIVE PLAN
                                  OF
                              ARMCO INC.



PREFATORY NOTE:     The 1993 Long-Term Incentive Plan (the "Original
Plan") of Armco Inc. (the "Corporation") was adopted by the shareholders of the Corporation on April 23, 1993. Any "Awards" (as such term is defined in the Original Plan) granted under the Original Plan prior to the effectiveness of the amendment and restatement of the Original Plan as provided below shall continue to be subject to the terms and conditions of the Original Plan as in effect immediately prior to such amendment and restatement.

     Upon adoption by the shareholders of the Corporation, the Original Plan is amended and restated to read in its entirety as set forth below:


     1.     Purpose.    The purpose of the Amended and Restated 1993
Long-Term Incentive Plan (as so amended and restated, the "Plan") is to advance the interests of Armco Inc. (the "Corporation") and its Affiliates by providing a larger personal and financial interest in the success of the Corporation and its Affiliates to selected Employees upon whose judgment, interest and special efforts the Corporation and its Affiliates are largely dependent for the successful conduct of their operations and to enable the Corporation and its Affiliates to compete effectively with others for the services of new Employees as may be needed for the continued improvement of the enterprise. It is believed that such interests will stimulate the efforts of such Employees on behalf of the Corporation and its Affiliates and strengthen their desire to remain in the employ of the Corporation and its Affiliates.

      2.     Definitions.

             As used in the Plan, the following terms shall have the meanings set forth below:

            (a) "Affiliate" shall mean any entity (i) which is controlled, directly or indirectly, by the Corporation, or (ii) in which the Corporation has a significant equity interest, as determined by the Committee.

            (b) "Award" shall mean any award of an Option, SAR, Restricted Stock, Performance Unit, or Other Stock Unit Award granted pursuant to the provisions of the Plan.

            (c) "Award Instrument" shall mean any written agreement or other instrument or document evidencing any Award granted by the Committee hereunder.

            (d) "Board" shall mean the Board of Directors of the Corporation.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            (f) "Committee" shall mean a committee of the Board, which initially shall be the Compensation Committee of the Board, composed of three or more directors, which committee shall be authorized to administer the Plan and shall be constituted in such a manner as to satisfy the requirements of applicable law.

            (g)  "Corporation" shall mean Armco Inc.

            (h) "Derivative Security" shall mean, except to the extent excluded from the definition of a "derivative security" under the rules promulgated pursuant to Section 16 of the Exchange Act, any option, warrant, convertible security, stock appreciation right or similar right related to an "equity security" within the meaning of Section 16 of the Exchange Act.

            (i) "Employee" shall mean any key employee of the Corporation or of any Affiliate.

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            (j)  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            (k) "Fair Market Value" shall mean, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

            (l) "Incentive Stock Option" shall mean any Option granted under Section 7 hereof that is intended to meet the requirements of
Section 422 of the Code.

            (m) "Legal Representative" shall mean, with respect to any Participant, any legal representative or guardian which (i) is a mere custodian with respect to the property of such Participant, (ii) stands in a fiduciary relationship to such Participant and (iii) is subject to court supervision in the performance of its duties as a legal representative or guardian.

            (n) "Nonstatutory Stock Option" shall mean any Option granted under Section 6 hereof that is not intended to be an Incentive Stock Option.

            (o)  "Officer" shall mean any Participant who is subject to
Section 16 of the Exchange Act.

            (p) "Option" shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

            (q) "Other Stock Unit Award" shall mean any right granted to a Participant under the Plan pursuant to Section 11 hereof.

            (r) "Participant" shall mean any Employee who is selected by the Committee to receive an Award under the Plan. Any Employee (other than a member of the Committee) shall be eligible to be so selected.

            (s) "Performance Period" shall mean the period established by the Committee at the time any Performance Unit is awarded or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

            (t) "Performance Unit" shall mean any unit granted pursuant to Section 10 hereof.

            (u) "Person" shall mean any "person" as such term is used in Sections 13(d)(3) and 14(d) of the Exchange Act.

            (v) "Restricted Stock" shall mean shares of restricted stock awarded to a Participant pursuant to Section 9 hereof.

            (w) "SAR" shall mean any stock appreciation right granted to a Participant pursuant to Section 8 hereof.

            (x) "Shares" shall mean the common stock of the Corporation, and such other securities of the Corporation as the Committee may from time to time determine.

            (y) "Tandem SAR" shall mean any SAR exercisable only upon surrender of the Option related to such SAR.

     3.     Administration.    The Plan shall be administered by the
Committee. The Committee shall have full power and authority to (i) select the Employees to whom Awards may be granted under the Plan, (ii) determine the size and types of Awards to be granted to each such Employee, (iii) determine the terms and conditions, not inconsistent with the provisions of the Plan, governing such Awards, (iv) interpret the Plan and any instrument or agreement entered into under the Plan,
(v) establish such rules and regulations as it shall deem

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appropriate for the administration of the Plan and (vi) take such other action as it deems necessary or desirable for the administration of the Plan. The interpretation and construction of any provision of the Plan, or any Award Instrument, by the Committee shall be final, conclusive and binding on all parties.

            The Committee may delegate to the chief executive officer and other senior officers of the Corporation its responsibilities with respect to grants of Awards to Employees who are not Officers, including the selection of the recipients of such Awards.

     4.     Effectiveness of Plan.    The Plan shall become effective
upon adoption by the shareholders of the Corporation on April 24, 1998 and shall remain effective until April 23, 2008 or such earlier date as the Board shall determine. In the event of the termination of the Plan by the Board, any Award outstanding under the Plan at that time shall remain in effect in accordance with its terms and conditions and those of the Plan.

     5.     The Shares.    Subject to adjustment as provided in Section
12 hereof, the total number of Shares available for grant under the Plan from and after its effective date shall be 45,048,848. All Shares subjected under the Plan to an Award which, for any reason, expires or terminates as to such Shares, or with respect to which other consideration is paid in lieu of such Shares, shall again be available for grant under the Plan; provided, however, that Shares as to which an Incentive Stock Option has been surrendered in connection with the exercise of a related SAR shall not increase the number of shares available for grants of Incentive Stock Options.

     6.     Options.    Options, which shall be evidenced by Award
Instruments, shall be subject to the terms and conditions set forth in the Plan and such other terms and conditions not inconsistent herewith as the Committee may approve and may be granted either alone or in addition to other Awards granted under the Plan. Except as hereinafter provided, all Options granted pursuant to the Plan shall be subject to the following terms and conditions:

            (a)  Price.    The purchase price of the Shares shall be
determined by the Committee in its sole discretion, provided, however, that (i) if the purchase price of the Shares is pre-established for the full duration of the Option, it shall never be less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option, or (ii) if the purchase price of the Shares varies based on an index or other variable, it shall not start at less than 100% of the Fair Market Value of the Shares on the date of the grant of the Option. The purchase price shall be paid in full at the time of purchase in cash, in Shares valued at the Fair Market Value of the Shares on the date of purchase, in any combination thereof or in such other form of consideration as the Committee may determine. In addition, if the Committee so provides, an Option may be exercised by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Corporation the amount of sale or loan proceeds necessary to pay the purchase price and applicable withholding taxes in full and such other documents as the Committee shall determine. The purchase price shall be subject to adjustment as provided in Section 12 hereof.

            (b)  Duration and Exercise of Options.    Options may be
granted for such terms as the Committee shall establish. Options shall be exercisable as provided by the Committee at the time of grant thereof.

            (c)  Surrender of Options.    The Committee may require the
surrender of outstanding Options as a condition precedent to the grant of new Options.

            (d)  Form of Settlement.    In its sole discretion, the
Committee may provide at the time of grant of an Option, that Restricted Stock or other similar securities or other Awards may be issued upon exercise of such Option, or the Committee may reserve the right so to provide after the time of grant.

            (e)  Other Terms and Conditions.    Options may also contain
such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. The maximum number of Shares with respect to which Options may be granted to any Employee under this Plan during any calendar year is 500,000, subject to adjustment as provided in Section 12.

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     7.     Incentive Stock Options.    The Committee may grant
Incentive Stock Options under the Plan. Incentive Stock Options granted pursuant to the Plan shall be subject to all the terms and conditions set forth in Section 6 hereof and to the following terms and conditions:

            (i) The term of an Incentive Stock Option shall not exceed ten years.

            (ii) No Incentive Stock Option may be granted under the Plan if such grant, together with any applicable prior grants which are incentive stock options within the meaning of Section 422 of the Code, would cause any limitation established under the Code for incentive stock options to be exceeded, not taking into account any acceleration of the exercisability of any Options pursuant to any term or condition included in such Options by the Committee.

     8.     Stock Appreciation Rights.    Stock appreciation rights
("SARs") may be granted either alone or in addition to other Awards granted under the Plan and may, but need not, relate to an Option. Any SAR related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before the exercise or expiration of such Option. Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted.

            Upon the exercise of an SAR, the Participant shall be entitled to receive for each Share covered by the SAR so exercised the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Committee shall so determine in the case of any such SAR other than one related to an Incentive Stock Option, at any time during a specific period before the date of exercise, over (ii) the option exercise price per Share specified in the related Option, if any, and if none, the Fair Market Value of one Share on the date the SAR is granted. Any payment by the Corporation in respect of an SAR may be made in cash, Shares, Restricted Stock, or other Award, or any combination thereof, as the Committee in its sole discretion shall determine.

             In addition to the terms and conditions set forth elsewhere in the Plan, SARs shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as the Committee from time to time approves:

             (i) A Tandem SAR shall be exercisable, in whole or in part, only at such times and to the extent that the Option to which it relates is exercisable and only when the Fair Market Value of the Shares exceeds the option price of the related Option. An SAR which is related to an Option but which is not a Tandem SAR shall be exercisable, in whole or in part, only at such times and to the extent that the Option to which it relates is exercisable or, if such Option has been exercised, until the Option to which it relates would have expired had it not been exercised. An SAR granted without relationship to an Option shall be exercisable as determined by the Committee.

     9.     Restricted Stock.

         (a)  Issuance.    The Committee may grant awards of Restricted
Stock for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Shares of Restricted may be issued with such terms and conditions, including acceleration and forfeiture and other provisions and restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Shares and the right to receive any cash dividends with respect thereto). Such restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate, and any such Shares may not be sold, transferred, pledged, assigned or otherwise disposed of by the Participant, except as may be otherwise provided, until such restrictions lapse. All restrictions applicable to any Restricted Stock shall also apply to any shares resulting from a stock dividend, stock split or other distribution of Shares with respect to such Restricted Stock. Upon termination of employment during the restricted period, all Restricted Stock shall be forfeited, subject to such exceptions, if any, as are authorized by the Committee relating to termination of employment pursuant to retirement, disability, death or other special circumstances.

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         (b)  Registration.    Any Restricted Stock issued hereunder may
be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. In such event, the Committee shall require that the stock certificates evidencing such Shares be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of the award of any Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Shares covered by such Award.

     10.     Performance Units.    The Committee may grant awards of
units ("Performance Units") valued by reference to Shares or other property or measured in dollar amounts, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, Shares or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter. Performance Units may be issued for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Unit or thereafter. The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Units may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis.

     11.     Other Stock Unit Awards.    The Committee may grant other
Awards of Shares and other Awards that are valued in whole or in part by reference to Shares ("Other Stock Unit Awards"). Other Stock Unit Awards may be granted for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. Such Other Stock Unit Awards may be paid in Shares, other securities of the Corporation, cash or any other form of property as the Committee shall determine. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine all conditions of Other Stock Unit Awards.

     12.     Adjustment of and Changes in the Shares.    In the event of
any merger, consolidation, recapitalization, reclassification, stock dividend, reverse split, distribution of property, special cash dividend or other change in corporate structure affecting the Shares as determined by the Committee, the Committee shall make such adjustments as it deems appropriate to the number, class and option price of Shares subject to outstanding Options granted under the Plan, and in the value of, or number or class of Shares subject to, other Awards granted or available to be granted under the Plan or to individual Employees during the term of this Plan.

     13.     Securities Act Requirements.    No Award granted pursuant
to the Plan shall be exercisable or realizable in whole or in part, and the Corporation shall not be obligated to sell any Shares subject to any such Award, if such exercise, sale or vesting would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933, as amended (or other Federal or state statutes having similar requirements). As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Corporation may require the Participant to take any reasonable action to meet such requirements. Each Award shall be subject to the further requirement that, if at any time the Board shall determine in its discretion that the listing or qualification of the Shares subject to such Award under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, certificates for Shares under the Plan pursuant to such Award will not be delivered unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such requirements.

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     14.     Amendments and Termination.    The Board may amend or
terminate the Plan, and the Committee may amend the terms of any Award Instrument; provided, however, that, to the extent required by applicable law or to comply with the shareholder approval requirements of Section 422 of the Code or applicable stock exchange requirements, any amendment to the Plan may be subject to the approval of the shareholders of the Corporation. Amendments to the Plan or to any Award Instrument may be applied prospectively or retroactively, provided that no such amendments shall impair the rights of any Participant with respect to any outstanding Award without such Participant's consent.

             The Committee may also substitute new Awards for previously granted Awards, including without limitation the substitution of Options having lower option prices than previously granted Options. The Committee's powers include, but are not limited to, the adoption of such modifications, amendments, procedures, subplans and the like as may be necessary to comply with the provisions of the laws of other countries in which the Corporation or its Affiliates may operate.

     15.     Change in Control.    The Committee may, without limitation
of the breadth of its authority elsewhere in the Plan and notwithstanding any provision to the contrary contained elsewhere in the Plan or in any agreement between the Corporation and a Participant, provide that, upon a change in control (as such may be defined by the Committee) of the Corporation, the exercisability or release from restrictions of outstanding Awards may be accelerated, other payments may be made in respect of outstanding Awards, Options or other Awards may be surrendered to the Corporation for cash or other consideration and other consequences with respect to outstanding Awards may result, all on such terms and conditions as the Committee shall, in its discretion, provide.

     16.     General Provisions.

         (a) Except as otherwise approved by the Committee, in its discretion, no Award, or Shares subject to an Award, shall be sold, assigned, transferred, pledged or otherwise encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code prior to the date on which Shares are issued, or, if later, the date on which any applicable restriction, performance or reference period lapses; provided, however, that if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's Legal Representative.

        (b) The provisions of Awards need not be the same with respect to each recipient. Subject to the provisions of the Plan, the term of each Award shall be such period as may be determined by the Committee.

        (c) The Committee may, in its discretion, grant to the holder of any Award the right to receive interest or interest equivalents, or the right to receive with respect to each Share covered by such Award payments of amounts equal to the regular cash dividends paid to holders of the Shares during the period that the Award is outstanding.

        (d) The Corporation shall be authorized to withhold from any Award granted or payment due under the Plan, in such manner as the Committee shall determine (including mandatory withholding imposed as a provision of an Award), the amount of withholding taxes due in respect of such Award or payment hereunder and to take such other actions as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes.

        (e) Nothing contained herein shall require the Corporation to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

        (f) Nothing contained in the Plan, or in any Award granted pursuant to the Plan, shall confer upon any Employee or Participant any right to continue in the employ of the Corporation or its Affiliates or limit in any way the right of the Corporation or its Affiliates to terminate such Participant's employment at any time.

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